------------------------
INSURED PERSON        RICHARD ROE                [EQUITABLE
                                                 VARIABLE LIFE INSURANCE COMPANY
                                                                           LOGO]
  POLICY OWNER        RICHARD ROE

   FACE AMOUNT                                                     VARIABLE
  OF INSURANCE        $50,000                                      LIFE
                                                                   INSURANCE
 DEATH BENEFIT        OPTION A (SEE PAGE 6)                        POLICY

 POLICY NUMBER        XX XXX XXX
                      ------------------------


--------------------------------------------------------------------------------
WE AGREE to pay the Insurance Benefit of this policy and to provide its other benefits and rights in accordance with its provisions.
     ----------------------------------------------------------------------

                      FLEXIBLE PREMIUM VARIABLE LIFE POLICY

This is a flexible premium variable life insurance policy. You can:

  o increase or decrease the Face Amount of Insurance;

  o make premium payments at any time and, within limits, in any amount;

  o change the death benefit option;

  o change the allocation of net premiums and deductions among your investment options; and

  o transfer amounts, within limits, among your investment options.

All of these rights and benefits are subject to the terms and conditions of this policy. All requests for policy changes are subject to our approval and may require evidence of insurability.

We will put your net premiums into your Policy Account. You may then allocate them to one or more investment divisions of our Separate Account (SA) and to our Guaranteed Interest Division (GID).

THE PORTION OF YOUR POLICY ACCOUNT THAT IS IN AN INVESTMENT DIVISION OF OUR SA WILL VARY UP OR DOWN DEPENDING ON THE UNIT VALUE OF SUCH INVESTMENT DIVISION, WHICH IN TURN DEPENDS ON THE INVESTMENT PERFORMANCE OF THE CORRESPONDING PORTFOLIO OF A DESIGNATED INVESTMENT COMPANY. THERE ARE NO MINIMUM GUARANTEES AS TO SUCH PORTION OF YOUR POLICY ACCOUNT.

The portion of your Policy Account that is in our GID will accumulate, after deductions, at rates of interest we determine. Such rates will not be less than 4-1/2% a year.

THE AMOUNT OF THE DEATH BENEFIT, OR THE DURATION OF INSURANCE COVERAGE, OR BOTH, MAY BE VARIABLE OR FIXED AS DESCRIBED ON PAGES 6 AND 8.

This is a non-participating policy.

     ----------------------------------------------------------------------

RIGHT TO EXAMINE POLICY. You may examine this policy and if for any reason you are not satisfied with it, you may cancel it by returning this policy with a written request for cancellation to our Administrative Office by the 10th day after you receive it. If you do this, we will refund the premiums that were paid on this policy.



          SPECIMEN    Secretary             SPECIMEN        Chairman
                                                            of the Board
        Kevin Keefe                     Robert W. Barth

--------------------------------------------------------------------------------

No 88-300

CONTENTS
--------

Policy Information  3

Table of Guaranteed Maximum Cost
of Insurance Rates  4

Those Who Benefit from this Policy  5

The Insurance Benefit We Pay  5

Changing the Face Amount of Insurance
or the Death Benefit Option   7

The Premiums You Pay  8

Your Policy Account and How it
Works  9

Your Investment Options  10

The Value of Your Policy Account  11

The Cash Surrender Value of
this Policy  13

How a Loan Can Be Made  14

Our Separate Account (SA)  16

Our Annual Report to You  17

How Benefits are Paid  18

Other Important Information   19

IN THIS POLICY:
--------------

"We," "our," and "us" mean Equitable Variable Life Insurance Company.

"You" and "your" mean the owner of this policy at the time an owner's right is exercised.

References to amounts and values include all adjustments provided by this policy.

ADMINISTRATIVE OFFICE
---------------------

The address of our Administrative Office is shown on Page 3. You should send premiums and requests to that address unless instructed otherwise.

A copy of the application for this policy and any additional benefit riders are at the back of this policy.


                                  INTRODUCTION

       The premiums you pay, after deductions are made in accordance with the Table of Expense Charges in the Policy Information section, are put into your Policy Account. Amounts in your Policy Account are allocated at your direction to one or more investment divisions of our SA and to our GID.

       The investment divisions of our SA are invested in securities and other investments whose value is subject to market fluctuations and investment risk. There is no guarantee of principal or investment experience.

       Our GID earns interest at rates we declare in advance of each policy year. The rates are guaranteed for each policy year. The principal, after deductions, is also guaranteed.

       The duratian of life insurance coverage depends upon the amount in your Policy Account.

       If death benefit Option A is in effect, the death benefit is the Face Amount of Insurance, and the amount of the death benefit is fixed except when it is a percentage of your Policy Account.

       If death benefit Option B is in effect, the death benefit is the Face Amount of Insurance plus the amount in your Policy Account. The amount of the death benefit is variable.

       Under either option, the death benefit will never be less than a percentage of your Policy Account as stated on Page 6.

       We make monthly deductions from your Policy Account to cover the cost of the benefits provided by this policy and the cost of any benefits provided by riders to this policy. If you give up this policy for its Net Cash Surrender Value or reduce the Face Amount of Insurance during the first ten policy years, we may deduct a surrender charge from your Policy Account.

       This is only a summary of what this policy provides. You should read all of it carefully. Its terms govern your rights and our obligations.

No. 88-300                        Page 2

                            POLICY INFORMATION

  INSURED PERSON      RICHARD ROE

    POLICY OWNER      RICHARD ROE

 FACE AMOUNT
    OF INSURANCE     $50,000

   DEATH BENEFIT     OPTION A (SEE PAGE 6)

   POLICY NUMBER     XX XXX XXX


     BENEFICIARY     MARGARET H. ROE                       SEPARATE ACCOUNT [FP]

   REGISTER DATE     JUL 26, 1988                          ISSUE AGE 35

   DATE OF ISSUE     JUL 26, 1988                                SEX MALE

                                                              [NON-SMOKER]

  PARTIAL NET CASH
   SURRENDER VALUE
        WITHDRAWAL     MINIMUM WITHDRAWAL IS $500

       POLICY LOAN     MINIMUM IS LOAN $500

           TRANSFER     MINIMUM TRANSFER AMOUNT IS $500

STATE OF RESIDENCE     SPECIMEN

AN  INITIAL  PREMIUM  PAYMENT OF  $200.00  IS DUE ON OR BEFORE  DELIVERY  OF THE
POLICY.

[THE PLANNED PERIODIC PREMIUM OF S200.00 IS PAYABLE [QUARTERLY]].

PREMIUM PAYMENTS ARE FOR THE INSURANCE BENEFIT AND ANY ADDITIONAL BENEFIT RIDERS LISTED BELOW.

THE PREMIUM PAYMENTS SHOWN ABOVE MAY NOT BE SUFFICIENT TO CONTINUE THE POLICY AND LIFE INSURANCE COVERAGE IN FORCE TO THE FINAL POLICY DATE, WHICH IS THE POLICY ANNIVERSARY NEAREST THE INSURED PERSON'S 95TH BIRTHDAY. THE PERIOD FOR WHICH THE POLICY AND COVERAGE WILL CONTINUE IN FORCE WILL DEPEND ON: (1) THE AMOUNT, TIMING AND FREQUENCY OF PREMIUM PAYMENTS; (2) CHANGES IN THE FACE AMOUNT OF INSURANCE AND THE DEATH BENEFIT OPTIONS; (3) CHANGES IN THE INTEREST RATES CREDITED TO OUR GID AND IN THE INVESTMENT PERFORMANCE OF THE INVESTMENT DIVISIONS OF OUR SA; (4) CHANGES IN THE MONTHLY COST OF INSURANCE DEDUCTIONS FROM THE POLICY ACCOUNT FOR THIS POLICY AND ANY BENEFITS PROVIDED BY RIDERS TO THIS POLICY AND (5) LOAN AND PARTIAL NET CASH SURRENDER VALUE WITHDRAWAL ACTIVITY.

****ADMINISTRATIVE OFFICE: EQUITABLE VARIABLE LIFE INSURANCE COMPANY ****
                           SPECIMEN LIFE INSURANCE CENTER
                           100 SPECIMEN ST.
                           CITY, STATE 10001

88-300-3                          PAGE 3

             POLICY INFORMATION CONTINUED--POLICY NUMBER XX XXX XXX.
--------------------------------------------------------------------------------


SURRENDER CHARGES
                                    TABLE
      POLICY                                   POLICY
       YEAR          CHARGE                     YEAR              CHARGE
       ----          ------                     ----              ------

        1           $227.50                       6              $227.50
        2            227.50                       7               182.00
        3            227.50                       8               136.50
        4            227.50                       9                91.00
        5            227.50                      10                45.50


A SURRENDER CHARGE WILL BE SUBTRACTED FROM YOUR POLICY ACCOUNT IF THIS POLICY IS GIVEN UP FOR ITS NET CASH SURRENDER VALUE IN THE FIRST TEN POLICY YEARS. THE SURRENDER CHARGE AT ANY TIME IN A POLICY YEAR IS EQUAL TO THE LESSER OF (1) THE CHARGE SHOWN IN THE TABLE ABOVE FOR THAT YEAR; OR (2) AN AMOUNT EQUAL TO (A) MINUS (B), WHERE (A) IS 30% OF THE FIRST [$455.00] IN PREMIUM PAYMENTS RECEIVED DURING THE FIRST POLICY YEAR, PLUS 9% OF ALL OTHER PREMIUM PAYMENTS RECEIVED TO SUCH TIME; AND (B) IS THE AMOUNT OF ANY PRO RATA SURRENDER CHARGE PREVIOUSLY MADE UNDER THIS POLICY.

IF THE FACE AMOUNT OF INSURANCE IS REDUCED AT ANY TIME IN THE FIRST TEN POLICY YEARS, A PRO RATA SHARE OF THE APPLICABLE SURRENDER CHARGE AT THAT TIME MAY BE DEDUCTED FROM YOUR POLICY ACCOUNT. SEE PAGE 13 FOR A DESCRIPTION OF THE PRO RATA SURRENDER CHARGE.

THERE ARE NO SURRENDER CHARGES AFTER THE TENTH POLICY YEAR.










88-300-3                     PAGE 3--CONTINUED

             POLICY INFORMATION CONTINUED--POLICY NUMBER XX XXX XXX.
--------------------------------------------------------------------------------

              ------------- TABLE OF EXPENSE CHARGES -------------

CHARGE FOR APPLICABLE TAXES (OTHER THAN TAXES DISCUSSED ON PAGE 13):

    [2.000%] OF EACH PREMIUM PAYMENT. THIS AMOUNT IS SUBTRACTED FROM EACH PREMIUM PAYMENT. WE RESERVE THE RIGHT TO CHANGE THIS PERCENTAGE TO CONFORM TO CHANGES IN THE LAW OR IF THE INSURED PERSON CHANGES RESIDENCE.

FIRST YEAR ADMINISTRATIVE CHARGE:

    [$29.00 IS DEDUCTED FROM YOUR POLICY ACCOUNT AT THE BEGINNING OF EACH POLICY MONTH DURING THE FIRST POLICY YEAR.]

SUBSEQUENT YEARS ADMINISTRATIVE CHARGE:

    [$4.00] IS DEDUCTED FROM YOUR POLICY ACCOUNT AT THE BEGINNING OF EACH POLICY MONTH DURING EACH POLICY YEAR AFTER THE FIRST POLICY YEAR. WE RESERVE THE RIGHT TO CHANGE THIS CHARGE BUT IT WILL NEVER BE MORE THAN $8 A MONTH. CHANGES WILL BE AS DESCRIBED IN "CHANGES IN POLICY COST FACTORS" ON PAGE 19.

FOR PARTIAL WITHDRAWAL OF NET CASH SURRENDER VALUE:

    [$25.00], OR 2% OF THE AMOUNT WITHDRAWN IF LESS, IS DEDUCTED FROM YOUR POLICY ACCOUNT WHENEVER THERE IS A PARTIAL NET CASH SURRENDER VALUE WITHDRAWAL.

FOR AN INCREASE YOU ASK FOR IN THE FACE AMOUNT OF INSURANCE:

    [$1.50] FOR EACH S1,000 OF INCREASE (BUT NOT MORE THAN $250.00 PER INCREASE) IS DEDUCTED FROM YOUR POLICY ACCOUNT.

FOR TRANSFERS:

    AFTER THE FIRST  FOUR  TRANSFERS  OF  AMOUNTS  IN A POLICY  YEAR  AMONG YOUR
    INVESTMENT OPTIONS, WE MAY CHARGE UP TO [$25.00] FOR EACH ADDITIONAL TRANSFER IN THAT POLICY YEAR.









88-300-3                     PAGE 3--CONTINUED

             POLICY INFORMATION CONTINUED--POLICY NUMBER XX XXX XXX.
--------------------------------------------------------------------------------

      -------- TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES --------

                GUARANTEED MAXIMUM MONTHLY RATES PER $1,000
                     OF NET AMOUNT AT RISK (SEE PAGE 9)

  INSURED                    INSURED                     INSURED
 PERSON'S                   PERSON'S                    PERSON'S
 ATTAINED      MONTHLY      ATTAINED       MONTHLY      ATTAINED       MONTHLY
    AGE          RATE          AGE          RATE           AGE          RATE

    35       $ .17583          55        $ .87667          75        $ 5.51333
    36         .18667          56          .96000          76          6.07667
    37         .20000          57         1.04667          77          6.66583
    38         .21500          58         1.14000          78          7.27583
    39         .23250          59         1.23917          79          7.92417

    40         .25167          60         1.35000          80          8.63500
    41         .27417          61         1.47333          81          9.43083
    42         .29750          62         1.61333          82         10.33917
    43         .32333          63         1.77250          83         11.37333
    44         .35000          64         1.94917          84         12.51417

    45         .38000          65         2.14333          85         13.73750
    46         .41083          66         2.35083          86         15.02167
    47         .44417          67         2.57250          87         16.35667
    48         .48000          68         2.80917          88         17.73833
    49         .51917          69         3.06500          89         19.17167

    50         .56083          70         3.35333          90         20.67750
    51         .61000          71         3.68167          91         22.28750
    52         .66583          72         4.06000          92         24.06333
    53         .72833          73         4.49583          93         26.12000
    54         .80000          74         4.98333          94         28.81333










88-300-4                          PAGE 4

THOSE WHO BENEFIT        OWNER. The  owner of  this policy is the insured person
FROM THIS POLICY         unless otherwise  stated in  the  application, or later
                         changed.

                         If the insured person is living on the Final Policy Date defined in the Policy Information section, we will pay you the amount in your Policy Account on that date minus any unpaid policy loan and loan interest. This policy will then end.

                         As the owner, you are entitled to exercise all the rights of this policy while the insured person is living. To exercise a right, you do not need the consent of anyone who has only a conditional or future ownership interest in this policy.

                         BENEFICIARY. the beneficiary is as stated in the application, unless later changed. The beneficiary is entitled to the Insurance Benefit of this policy. If two or more persons are named, those who survive the insured person will share the Insurance Benefit equally, unless you have made another arrangement with us.

                         If there is no designated beneficiary living at the death of the insured person, we will pay the Insurance Benefit to the insured person's surviving children in equal shares. If none survive, we will pay the insured person's estate.

                         CHANGING THE OWNER OR BENEFICIARY. While the insured person is living, you may change the owner or beneficiary by written notice in a form satisfactory to us. (You can get such a form from our agent or by writing to us.) The change will take effect on the date you sign the notice. But, it will not apply to any payment we make or other action we take before we receive the notice. If you change the beneficiary, any previous arrangement you made as to a payment option for benefits is cancelled. You may choose a payment option for the new beneficiary in accordance with "How Benefits Are Paid" on Page 18.

                         ASSIGNMENT. You may assign this policy, but we will not be bound by an assignment unless we have received it in writing. Your rights and those of any other person referred to in this policy will be subject to the assignment. We assume no responsibility for the validity of an assignment. An absolute assignment will be considered as a change of ownership to the assignee.

--------------------------------------------------------------------------------

THE INSURANCE            We will pay the Insurance Benefit of this policy to the
BENEFIT                  beneficiary  when  we  receive  at  our  Administrative
WE PAY                   Office (1) proof  satisfactory  to us that the  insured
                         person died before the Final Policy  Date;  and (2) all
                         other   requirements  we  deem  necessary  before  such
                         payment may be made. The Insurance Benefit includes the following amounts, which we will determine as of the date of the insured person's death:

                         o the death benefit described on Page 6;

                         o PLUS any other  benefits then due from riders to this
                           policy;

                         o MINUS any unpaid  policy  loan and loan  interest;

                         o MINUS any overdue deductions from your Policy Account
                           if the insured person dies during a grace period.


88-300-5                           PAGE 5

THE INSURANCE            We will add  interest to the  resulting  amount for the
BENEFIT                  period  from the date of death to the date of  payment.
WE PAY (continued)       We will  compute the  interest at a rate we  determine,
                         but not less than the greater of (a) the rate we are paying on the date of payment under the Deposit Option on Page 18, or (b) the rate required by any applicable law.

                         Payment of the Insurance Benefit may also be affected by other provisions of this policy. Se Pages 19 and 20, where we specify our right to contest the policy, the suicide exclusion, and what happens if age or sex has been misstated. Special exclusions or limitations (if any) are listed in the Policy Information section.

                         DEATH BENEFIT. The death benefit at any time will be determined under either Option A or Option B below, whichever you have chosen and is in effect at such time.

                         Under Option A, the death benefit is the greater of (a) the Face Amount of Insurance; or (b) a percentage (see below) of the amount in your Policy Account. Under this option, the amount of the death benefit is fixed, except when it is determined by such a percentage.

                         Under Option B, the death benefit is the greater of (a) the Face Amount of Insurance plus the amount in your Policy Account; or (b) a percentage (see below) of the amount in your Policy Account. Under this option the amount of the death benefit is variable.

                         Under either option, the duration of insurance coverage depends upon the amount in your Policy Account.

                         The percentage referred to above is the applicable percentage from the following table for the insured person's age (nearest birthday) at the beginning of the policy year of determination.

                                                TABLE OF
                                        APPLICABLE PERCENTAGES

                         FOR AGES NOT SHOWN, THE APPLICABLE PERCENTAGES SHALL
                          DECREASE BY A RATABLE PORTION FOR EACH FULL YEAR

                         INSURED                      INSURED
                      PERSON'S AGE    PERCENTAGE    PERSON'S AGE    PERCENTAGE
                      ------------    ----------    ------------    ----------
                      40 and under       250%            65            120%
                           45            215             70            115
                           50            185         75 thru 90        105
                           55            150             95            100
                           60            130






88-300-5                          Page 6

CHANGING THE             During the first policy year,  the death benefit option
FACE AMOUNT OF           and the Face Amount of  Insurance  will be as you chose
INSURANCE  OR THE        on the application for this policy, and which are shown
DEATH  BENEFIT           in the Policy Information  section.  At any  time after
OPTION                   the first  policy  year while this  policy is in force,
                         you may  change  the death  benefit  option or the Face
                         Amount of Insurance by written request to us at our Administrative Office, subject to our approval and the following:

                         1. You  may  ask us to  increase  the  Face  Amount  of
                            Insurance if you provide evidence satisfactory to us of the insurability of the insured person. If the Face Amount of Insurance is increased, then the cost of insurance rate for the amount of the increase will be based on the rating class of the insured person on the date of the increase, and the insured person's sex and attained age. Any increase you ask for must be at least $10,000. There is a charge for such increase that is shown in the Policy Information section. We will deduct the charge from your Policy Account as of the date the increase takes effect. Such deduction will be made in accordance with the "Allocations" provision on Page 10.

                         2. You  may  ask  us  to  reduce  the  Face  Amount  of
                            Insurance but not to less than the minimum amount for which we would then issue this policy under our rules. If you do this in the first ten policy years, we may deduct from your Policy Account a pro rata share of the applicable surrender charge (see Page
                            13). Reductions will first be applied against the most recent increase in the Face Amount of Insurance. They will then be applied to prior increases in the Face Amount of Insurance in the reverse order in which such increases took place, and then to the original Face Amount of Insurance.

                         3. You can change your death benefit option. If you ask
                            us to change from Option A to Option B, we will decrease the Face Amount of Insurance by the amount in your Policy Account on the date the change takes effect. However, we reserve the right to decline to make such change if it would reduce the Face Amount of Insurance below the minimum amount for which we would then issue this policy under our rules. If you ask us to change from Option B to Option A, we will increase the Face Amount of Insurance by the amount in your Policy Account on the date the change takes effect. Such decreases and increases in the Face Amount of Insurance are made so that the death benefit remains the same on the date the change takes effect. We do not require evidence of insurability, nor do we deduct surrender charges or the charge for increases in the Face Amount of Insurance, for such changes.

                         4. Any change will take effect at the  beginning of the
                            policy month that coincides with or next follows the date we approve your request.

                         5. We  reserve  the right to decline to make any change
                            that we determine would cause this policy to fail to qualify as life insurance under applicable tax law as interpreted by us (see Page 19).


88-300-7                          Page 7

CHANGING THE FACE        6. You  may  ask  for  a  change   by   completing   an
AMOUNT OF                   application  for change,  which you can get from our
INSURANCE OR THE            agent  or  by   writing   to  us.  A  copy  of  your
DEATH BENEFIT               application  for change  will be attached to the new
OPTION.                     Policy  Information  section that we will issue when
(continued)                 the  change  is  made.   The  new  section  and  the
                            application for change will become a part of this policy. We may require you to return this policy to our Administrative Office to make a policy change.

--------------------------------------------------------------------------------

THE PREMIUMS             The  initial   premium  payment  shown  in  the  Policy
YOU PAY                  Information  section  is due on or before  delivery  of
                         this policy. No insurance will take effect before the initial premium payment is paid. Other premiums may be paid at any time while this policy is in force and before the Final Policy Date.

                         We will send premium reminder notices to you for the planned periodic premium shown in the Policy Information section unless you ask us not to in the application for this policy or later by written notice to our Administrative Office. You may skip planned periodic premium payments.

                         LIMITS. Each premium payment after the initial one must be at least $100. We may increase this minimum limit 90 days after we send you written notice of such increase. We reserve the right to limit the amount of any premium payments you may make which are in addition to the planned periodic premium payments.

                         We also reserve the right not to accept premium payments (in a policy year) that we determine would cause this policy to fail to qualify as life insurance under applicable tax law as interpreted by us (see Page
                         19).

                         GRACE PERIOD. The duration of insurance coverage depends upon the Net Cash Surrender Value being sufficient to cover the total monthly deductions described on page 9. If the Net Cash Surrender Value at the beginning of any policy month is less than such deductions for that month, we will send a written notice to you and any assignee on our records at last known addresses stating that a grace period of 61 days has begun, starting with the beginning of that policy month. The notice will also state the amount of the premium payment sufficient to cover monthly deductions for 3 months.

                         If we do not receive such amount at our Administrative Office before the end of the grace period, we will then
                         (1) withdraw and retain the entire amount in your Policy Account, including any applicable surrender charge; and (2) send a written notice to you and any assignee on our records at last known addresses stating that this policy has ended without value.

                         If the insured person dies during a grace period, we will pay the Insurance Benefit as described on Page 5.

                         REINSTATEMENT. If this policy has ended without value, you may reinstate it while the insured person is alive if you:

                         1. Ask for  reinstatement  within 3 years after the end
                            of the grace period; and

88-300-7                          Page 8

                         2. Provide evidence of insurability satisfactory to us;
                            and

                         3. Make a premium  payment of an amount  sufficient  to
                            keep this policy in force for at least 3 months after the date of reinstatement.

                         The effective date of the reinstated policy will be the beginning of the policy month which coincides with or next follows the date we approve your reinstatement application.

--------------------------------------------------------------------------------

YOUR POLICY              PREMIUM   PAYMENTS.   When  we  receive   your  premium
ACCOUNT AND              payments,  we subtract the expense charges shown in the
HOW IT WORKS             table in the  Policy  Information  section.  We put the
                         balance (the net premium) into your Policy Account as of the date we receive the premium payment at our Administrative Office, and before any deductions from your Policy Account due on that date are made. However, we will put the net initial premium payment into your Policy Account as of the Register Date if it is later than the date of receipt.

                         MONTHLY DEDUCTIONS. At the beginning of each policy month we make a deduction from your Policy Account to provide insurance coverage, subject to the Grace Period provision on Page 8. Such deduction for any policy month is the sum of the following amounts determined as of the beginning of that month:

                         o The monthly cost of insurance for the insured  person
                           that we determine.

                         o The monthly cost of any  benefits  provided by riders
                           to this policy, as determined in accordance with such riders.

                         The monthly cost of insurance is the sum of a) our current monthly cost of insurance rate, times the net amount at risk at the beginning of the policy month divided by $1,000; plus b) any extra charge per $1,000 of Face amount of Insurance shown in the Policy Information section, times the Face Amount of Insurance at the beginning of the policy month divided by $1,000. The net amount at risk at any time is the death benefit minus the amount in your Policy Account at that time. For this purpose, the amount in the Policy Account is determined before the monthly cost of insurance deduction but after all other deductions due on that date have been made. The cost of insurance rate is based on the sex, attained age, and rating class of the insured person. ("Attained age" means age on the birthday nearest to the beginning of the then current policy year.)

                         We will determine cost of insurance rates from time to time. Any change in the cost of insurance rates we use will be as described in "Changes in Policy Cost Factors" on Page 19. They will never be more than those shown in the Table of Guaranteed Maximum Cost of Insurance Rates on Page 4 plus any extra charge in the Policy Information section.

                         Subject to the Grace Period provision on Page 8, we make a deduction from your Policy Account at the beginning of each policy month for monthly administrative charges.

                         These charges are shown in the Table of Expense Charges in the Policy Information section.



88-300-9                          Page 9

YOUR POLICY              OTHER  DEDUCTIONS.  We also  make the  following  other
ACCOUNT AND              deductions from your Policy Account as they occur:
HOW IT WORKS
(continued)              o  We deduct a charge if you make a partial  withdrawal
                            of the Net Cash Surrender Value (see Page 14).

                         o We deduct a surrender charge if, during the first ten policy years, you give up this policy for its Net Cash Surrender Value, or you reduce the Face Amount of Insurance, or this policy ends without value at the end of a grace period (see Page 13).

                         o We deduct a charge if you increase the Face Amount of Insurance (see page 7).

                         o We deduct a charge for certain transfers (see below).

--------------------------------------------------------------------------------

YOUR INVESTMENT          ALLOCATIONS.  This policy provides  investment  options
OPTIONS                  for the amount in your Policy Account. Amounts put into
                         your  Policy  Account  and   deductions   from  it  are
                         allocated to the investment divisions of our SA and to the unloaned portion of our GID at your direction. You specified your initial premium allocation and deduction allocation percentages in your application for this policy, a copy of which is at the back of this policy.
                         Unless you change them, such percentages shall also apply to subsequent premium and deduction allocations.

                         Allocation percentages must be zero or a whole number not greater than 100. The sum of the premium allocation percentages and of the deduction allocation percentages must each equal 100.

                         You may change such allocation percentages by written notice to our Administrative Office. A change will take effect on the date we receive it at our Administrative Office.

                         If we cannot make a monthly deduction on the basis of the deduction allocation percentages then in effect, we will make that deduction based on the proportion that your unloaned value in our GID and your values in the investment divisions of our SA bear to the total unloaned value in your Policy Account.

                         TRANSFERS. At your written request to our Administrative Office we will transfer amounts from your value in any investment division of our SA to one or more other divisions of our SA or to our GID. Any such transfer will take effect on the date we receive your written request for it at our Administrative Office.

                         Once during each policy year you may ask us by written request to our Administrative Office to transfer an amount you specify from your unloaned value in our GID to one or more investment divisions of our SA. However, we will make such a transfer only if (1) we receive your written request at our Administrative Office on a policy anniversary or within 30 days after such policy anniversary; and (2) the amount you specify is not more than the greater of 25% of your unloaned value in our GID as of the date the transfer takes effect or the minimum transfer amount shown on Page 3. In no event will we transfer more than your unloaned value in our GID. The transfer will take effect on the date we receive your written request for it at our Administrative Office.

88-300-9                          Page 10

                         The minimum amount that we will transfer from your value in an investment division of our SA on any date is the lesser of the minimum transfer amount shown on Page 3 or your value in that investment division on that date, except as stated in the next paragraph. The minimum amount that we will transfer from your value in our GID is the lesser of the minimum transfer amount shown on Page 3 or your unloaned value in our GID as of the date the transfer takes effect, except as stated in the next paragraph.

                         We will waive the minimum amount limitations set forth in the immediately preceding paragraph if the total amount being transferred on that date is at least the minimum transfer amount shown on Page 3.

                         Four transfers may be made in a policy year without charge. We may make an expense charge for additional transfers in a policy year (see Page 3). The expense charge, if any, is deducted from the amounts transferred from the investment divisions and the GID based on the proportion that the amount transferred from each investment division and the GID bears to the total amount being transferred.

                         If you ask us to transfer the entire amount of your value in the investment divisions of our SA to our GID, we will not make an expense charge for that transfer.

--------------------------------------------------------------------------------

THE VALUE OF YOUR        The amount in your Policy  Account at any time is equal
POLICY ACCOUNT           to the sum of the  amounts you then have in our GID and
                         the investment divisions of our SA under this policy.

                         YOUR VALUE IN OUR GUARANTEED INTEREST DIVISION (GID). The amount you have in our GID at any time is equal to the amounts allocated and transferred to it under this policy, plus the interest credited to it, minus amounts deducted, transferred and withdrawn from it under this policy.

                         We will credit the amount in our GID with interest at effective annual rates we determine. We will determine such interest rates annually in advance for unloaned and loaned amounts in our GID. The rates may be different for unloaned and loaned amounts. The interest rates we determine each year will apply to the policy year that follows the date of determination. Any change in the interest rates we determine will be as described in "Changes in Policy Cost Factors" on Page 19. Such effective annual interest rates will not be less than 4-1/2%.

                         At the end of each policy month we will credit interest on amounts in our GID as follows:

                         o On amounts that remain in our GID for the entire policy month, from the beginning to the end of the month.

                         o  On  amounts  allocated  to our GID  during  a policy
                            month that are net premium payments or loan repayments, from the date we receive them to the end of the policy month. However, we will credit interest on the amount derived from the initial premium payment from the Register Date, if it is later than the date of receipt.



88-300-11                         Page 11

THE VALUE OF YOUR        o  On  amounts  transferred  to our GID during a policy
POLICY ACCOUNT              month,  from the date of the  transfer to the end of
(continued)                 the policy month.

                         o On amounts deducted or withdrawn from our GID during a policy month, from the beginning of the policy month to the date of the deduction or withdrawal.

                         We credit interest on the loaned portion of our GID on each policy anniversary and at any time you repay all of a policy loan. At the time of crediting interest, we allocate such interest to the investment divisions and the unloaned portion of our GID in accordance with your payment allocation percentage.

                         YOUR VALUE IN THE INVESTMENT DIVISIONS OF OUR SEPARATE ACCOUNT (SA). The amount you have in an investment division of our SA under this policy at any time is equal to the number of units this policy then has in that division multiplied by the division's unit value at that time.

                         Amounts allocated, transferred or added to an investment division of our SA are used to purchase units of that division; units are redeemed when amounts are deducted, transferred or withdrawn. These transactions are called "policy transactions."

                         The number of units a policy has in an investment division at any time is equal to the number of units purchased minus the number of units redeemed in that division up to that time. The number of units purchased or redeemed in a policy transaction is equal to the dollar amount of the policy transaction divided by the division's unit value on the date of the policy transaction. Policy transactions may be made on any day. The unit value that applies to a transaction made on a business day will be the unit value for that day. The unit value that applies to a transaction made on a non-business day will be the unit value for the next business day.

                         We determine unit values for the investment divisions of our SA at the end of each business day. Generally, a business day is any day we are open and the New York Stock Exchange is open for trading. A business day immediately preceded by one or more non-business calendar days will include those non-business days as part of that business day. For example, a business day which falls on a Monday will consist of that Monday and the immediately preceding Saturday and Sunday.

                         The unit value of an investment division of our SA on any business day is equal to the unit value for that division on the immediately preceding business day multiplied by the net investment factor for that division on that business day.

                         The net investment factor for an investment division of our SA on any business day is (a) divided by (b), minus
                         (c), where:

                            (a) is the net asset value of the shares in designated investment companies that belong to the investment division at the close of business on such business day before any policy transactions are made on that day, plus the amount of any dividend or capital gain distribution paid by the investment companies on that day;

                            (b) is the value of the assets in that investment division at the close of business on the immediately preceding business day after all policy transactions were made for that day; and


88-300-11                         Page 12

THE VALUE OF YOUR           (c) is a charge  not  exceeding  .00001649  for each
POLICY ACCOUNT              calendar  day in that  "business  day",  as  defined
(continued)                 above,  corresponding to a charge not exceeding .60%
                            per year for mortality and expense risks, plus any charge for that day for taxes or amounts set aside as a reserve for taxes.

                         The net asset value of an investment company's shares held in each investment division shall be the value reported to us by that investment company.

-------------------------------------------------------------------------------

THE CASH                 CASH SURRENDER  VALUE.  The Cash Surrender Value on any
SURRENDER VALUE          date is equal to the amount in your  Policy  Account on
OF THIS POLICY           that date minus any applicable surrender charge.

                         NET CASH SURRENDER VALUE. The Net Cash Surrender Value is equal to the Cash Surrender Value minus any unpaid policy loan and loan interest. You may give up this policy for its Net Cash Surrender Value at any time while the insured person is living. You may do this by sending a written request for it and this policy to our Administrative Office. We will compute the Net Cash Surrender Value as of the date we receive your request for it and this policy at our Administrative Office. All insurance coverage under this policy ends on such date.

                         SURRENDER CHARGES. If you give up this policy for its Net Cash Surrender Value or if it ends without value at the end of a grace period in the first ten policy years, we will subtract a surrender charge from your Policy Account. A description of surrender charges is in the Policy Information section.

                         If the Face Amount of Insurance is reduced during any of the first ten policy years because you ask us to reduce it, we may also deduct from your Policy Account a pro rata surrender charge. Such deduction will be made in accordance with the "Allocations" provision on Page 10.

                         The amount of the pro rata surrender charge will be determined by the following formula:

                                             A
                                            --- x C
                                             B

                         where A--Represents  the decrease in the Face Amount of
                                  Insurance to which a surrender charge will be applied. The amount of the decrease is the difference between the Face Amount of Insurance immediately before the reduction and the new Face Amount of Insurance. However, this amount will be reduced by (1) the sum of all requested and approved prior increases in the Face Amount of Insurance; less (2) the sum of all requested and approved prior reductions in the Face Amount of Insurance (as described in sections 1 and 2 of "Changing the Face Amount of Insurance or the Death Benefit Option" on page 7) minus the portion of such prior reductions on which a pro rata surrender charge was previously made.

                         where B--Is the initial Face Amount of Insurance.

                         where C--Is the applicable surrender charge immediately
                                  before the reduction.


88-300-13                         Page 13

THE CASH                 If a pro rata  surrender  charge is made, the surrender
SURRENDER VALUE          charges  shown  in the  Table  on  Page  3 are  reduced
OF THIS POLICY           proportionately, and we will send you a new table which
(continued)              shows such charges.

                         PARTIAL NET CASH SURRENDER VALUE WITHDRAWAL. After the first policy year you may ask for a partial Net Cash Surrender Value withdrawal by written request to our Administrative Office. Your request will be subject to our approval based on our rules in effect when we receive your request, and to the minimum withdrawal amount shown in the Policy Information section. We have the right to decline a request for a partial Net Cash Surrender Value withdrawal. A partial withdrawal will result in a reduction in the death benefit, in the Cash Surrender Value and in your Policy Account equal to the amount requested plus the expense charge shown in the Table of Expense Charges in the Policy Information section.

                         You may tell us how much of each partial withdrawal is to come from your unloaned value in our GID and from your values in each of the investment divisions of our SA. If you do not tell us, we will make the withdrawal on the basis of your monthly deduction allocation percentages then in effect. The expense charge is deducted from your value remaining in each investment division and the GID, from whichever the withdrawal is made, based on the proportion that the amount withdrawn from each investment division and the GID bears to the total amount being withdrawn. If we cannot make the withdrawal or deduct the expense charge as indicated above, we will make the withdrawal and deduction based on the proportion that your unloaned value in our GID and your values in the investment divisions of our SA bear to the total unloaned value in your Policy Account.

                         Such withdrawal and resulting reduction in the death benefit, in the Cash Surrender Value and in your Policy Account will take effect on the date we receive your written request for it at our Administrative Office. We will send you a new Policy Information section that reflects the changes. It will become a part of this policy. We may require you to return this policy to our Administrative Office to make a change.

--------------------------------------------------------------------------------

HOW A LOAN               POLICY  LOANS.  You can get a loan on this policy while
CAN BE MADE              it has a loan  value.  This  policy  will  be the  only
                         security for the loan. The initial loan and each additional loan must be for at least the minimum loan amount shown in the Policy Information section. Any amount on loan is part of your Policy Account (see Page
                         11).

                         LOAN VALUE. The loan value on any date is 90% of the Cash Surrender Value on that date.

                         The amount of the loan may not be more than the loan value. Any existing loan and loan interest will be subtracted from a new loan.


88-300-13                           Page 14

                         Your request for a policy loan must be in writing to our Administrative Office. You may tell us how much of the loan is to be allocated to your unloaned value in our GID and your value in each investment division of our SA. Such values will be determined as of the date we receive your request. If you do not tell us, we will allocate the loan on the basis of your monthly deduction allocation percentages then in effect. If we cannot allocate the loan on the basis of your direction or those percentages, we will allocate it based on the proportion that your unloaned value in our GID and your values in the investment divisions of our SA bear to the total unloaned value in your Policy Account.

                         The loaned portion of your Policy Account will be maintained as a part of our GID. Thus, when a loaned amount is allocated to an investment division of our SA, we will redeem units of that investment division sufficient in value to cover the amount of the loan so allocated and transfer that amount to our GID.

                         LOAN INTEREST. Interest on a loan accrues daily at an adjustable loan interest rate. We will determine the rate at the beginning of each policy year, subject to the following paragraphs. It will apply to any new or outstanding loan under the policy during the policy year next following the date of determination.

                         The maximum loan interest rate for a policy year shall be the greater of: (1) the "Published Monthly Average", as defined below, for the calendar month that ends two months before the date of determination; or (2) 5-1/2%. "Published Monthly Average" means the Monthly Average Corporates yield shown in Moody's Corporate Bond Yield Averages published by Moody's Investors Service, Inc., or any successor thereto. If such averages are no longer published, we will use such other averages as may be established by regulation by the insurance supervisory official of the jurisdiction in which this policy is delivered. In no event will the loan interest rate for a policy year be greater than the maximum rate permitted by applicable law. We reserve the right to establish a rate lower than the maximum.

                         No change in the rate shall be less than 1/2 of 1% a year. We may increase the rate whenever the maximum rate as determined by clause (1) of the preceding paragraph increases by 1/2 of 1% or more. We will reduce the rate to or below the maximum rate as determined by clause (1) of the preceding paragraph if such maximum is lower than the rate being charged by 1/2 of 1% or more.

                         We will notify you of the initial loan interest rate when you make a loan. We will also give you advance written notice of any increase in the interest rate of any outstanding loan.

                         Loan interest is due on each policy anniversary. If it is not paid when due, it will be added to your outstanding loan and allocated on the basis of the deduction allocation percentages then in effect. If we cannot make the allocation on the basis of these percentages, we will make it based on the proportion that your unloaned value in our GID and your values in the investment divisions of our SA bear to the total unloaned value in your Policy Account. The unpaid interest will then be treated as part of the loaned amount and will bear interest at the loan rate.


88-300-15                         Page 15

HOW A LOAN CAN           When unpaid loan interest is allocated to an investment
BE MADE                  division  of our  SA,  we  will  redeem  units  of that
(continued)              investment  division  sufficient  in value to cover the
                         amount of the interest so allocated and transfer that amount to our GID.

                         LOAN REPAYMENT. You may repay all or part of a policy loan at any time while the insured person is alive and this policy is in force. We will assume that any payment you make to us while you have a loan is a loan repayment, unless you tell us in writing that it is a premium payment.

                         Repayments will first be allocated to our GID until you have repaid any loaned amounts that were allocated to our GID. You may tell us how to allocate repayments above that amount among our GID and the investment divisions of our SA. If you do not tell us, we will make the allocation on the basis of the premium allocation percentages then in effect.

                         Failure to repay a policy loan or to pay loan interest will not terminate this policy unless at the beginning of a policy month the Net Cash Surrender Value is less than the total monthly deduction then due. In that case, the Grace Period provision will apply (see Page
                         8).

                         A policy loan will have a permanent effect on your benefits under this policy even if it is repaid.

--------------------------------------------------------------------------------

OUR SEPARATE             The Separate Account is our Separate Account (SA) shown
ACCOUNT (SA)             on Page 3. We established  and we maintain it under the
                         laws of New York State. Realized and unrealized gains and losses from the assets of our SA are credited or charged against it without regard to our other income, gains, or losses. Assets are put in our SA to support this policy and other variable life insurance policies.
                         Assets may be put in our SA for other purposes, but not to support contracts or policies other than variable contracts.

                         The assets of our SA are our property. The portion of its assets equal to the reserves and other policy liabilities with respect to our SA will not be chargeable with liabilities arising out of any other business we conduct. We may transfer assets of an investment division in excess of the reserves and other liabilities with respect to that division to another investment division or to our General Account.

                         INVESTMENT DIVISIONS. Our SA consists of "investment divisions." Each division may invest its assets in a separate class of shares of a designated investment company or companies. The investment divisions of our SA that you chose for your initial allocations are shown on the application for this policy, a copy of which is at the back of this policy. We may from time to time make other investment divisions available to you. We will provide you with written notice of all material details including investment objectives and all charges.

                         We  have  the  right  to   change  or  add   designated
                         investment companies. We have the right to add or remove investment divisions.


88-300-15                         Page 16

OUR SEPARATE             We have the  right  to  withdraw  assets  of a class of
ACCOUNT (SA)             policies   to  which  this  policy   belongs   from  an
(continued)              investment  division and put them in another investment
                         division.  We also have the right to combine any two or
                         more  investment   divisions.   The  term   "investment
                         division" in this policy shall then refer to any other investment division in which the assets of a class of policies to which this policy belongs were placed.

                         We have the right to:

                         1. register or  deregister  the Separate  Account under
                            the Investment Company Act of 1940;

                         2. run the Separate  Account  under the  direction of a
                            committee, and discharge such committee at any time;

                         3. restrict or  eliminate  any voting  rights of policy
                            owners, of other persons who have voting rights as to the Separate Account; and

                         4. operate the  Separate  Account or one or more of the
                            investment divisions by making direct investments or in any other form. If we do so, we may invest the assets of the Separate Account or one or more of the investment divisions in any legal investments. We will rely upon our own or outside counsel for advice in this regard. Also, unless otherwise required by law or regulation, an investment adviser or any investment policy may not be changed without our consent. If required by law or regulation, the investment policy of an investment division of our SA will not be changed by us unless approved by the Superintendent of Insurance of New York State or deemed approved in accordance with such law or regulation. If so required, the process for getting such approval is on file with the insurance supervisory official of the jurisdiction in which this policy is delivered.

                         If any of these changes result in a material change in the underlying investments of an investment division of our SA, we will notify you of such change, as required by law. If you have value in that investment division, if you wish, we will transfer it at your written direction from that division (without charge) to another division of our SA or to the unloaned portion of our GID, and you may then change your premium and deduction allocation percentages.

--------------------------------------------------------------------------------

OUR ANNUAL               For each policy year we will send you a report for this
REPORT TO YOU            policy that shows the current death benefit,  the value
                         you have in our GID,  the  number  of  units,  the unit
                         value and the total  value you have in each  investment
                         division  of our SA, the Cash  Surrender  Value and any
                         unpaid policy loan with the current loan interest rate.
                         It  will  also  show  the  premiums   paid  and  policy
                         transactions   for  that  year.   For  the   investment
                         divisions  of our SA it will show the dollar  amount of
                         each  transaction,  the number of units involved in the
                         transaction  and  the  unit  value  on the  date of the
                         transaction.  The  report  will also  show  such  other
                         information   as  may  be  required  by  the  insurance
                         supervisory official of the jurisdiction in which this policy is delivered.



88-300-17                         Page 17

HOW BENEFITS             You can have the Insurance Benefit,  Net Cash Surrender
ARE PAID                 Value  withdrawals,  and your Policy Account payable on
                         the Final Policy Date paid immediately in one sum. Or, you can choose another form of payment for all or part of them. If you do not arrange for a specific choice before the insured person dies, the beneficiary will have this right when the insured person dies. If you do make an arrangement, however, the beneficiary cannot change it after the insured person dies.

                         Payments under the following options will not be affected by the investment experience of any investment division of our SA after proceeds are applied under such options.

                         The options are:

                         1. DEPOSIT.  The sum  will be  left  on  deposit  for a
                            period mutually agreed upon. We will pay interest at the end of every month, every 3 months, every 6 months or every 12 months, as chosen.

                         2. INSTALLMENT PAYMENTS: There are two ways that we pay
                            installments:

                            FIXED PERIOD: We will pay the sum in equal installments for a specified number of years (not more than 30). The installments will be at least those shown in the Table of Guaranteed Payments of Page 22.

                            FIXED AMOUNT: We will pay the sum in installments as mutually agreed upon until the original sum, together with interest on the unpaid balance, is used up.

                         3. MONTHLY  LIFE  INCOME.  We  will  pay  the  sum as a
                            monthly income for life. The amount of the monthly payment will be at least that shown in the Table of Guaranteed Payments on Page 22. You may choose any one of three ways to receive monthly life income. We will guarantee payments for at least 10 years (called "10 Years Certain"); at least 20 years (called "20 Years Certain"); or until the payments we make equal the original sum (called "Refund Certain").

                         4. OTHER:  We will apply the sum under any other option
                            requested that we make available at the time of the insured person's death or Net Cash Surrender Value withdrawal, or on the Final Policy Date, whichever applies.

                         We guarantee interest under the Deposit Option at the rate of 3% a year and under either Installment Option at 3-1/2% a year. We may raise these guaranteed rates. We may also allow interest under the Deposit Option and under either Installment Option at a rate above the guaranteed rate.

                         The payee may name and change a successor payee for any amount we would otherwise pay to the payee's estate.

                         Any arrangements involving more than one of the options, or a payee who is not a natural person (for example, a corporation) or who is a fiduciary, must have our approval. Also, details of all arrangements will be subject to our rules at the time the arrangement takes effect. These include rules on: the minimum amount we will apply under an option and minimum amounts for installment payments; withdrawal or commutation rights; naming payees and successor payees; and proving age and survival.

88-300-17                         Page 18

HOW BENEFITS             Payment choices (or any later changes) will be made and
ARE PAID (continued)     will  take  effect  in  the  same  way as a  change  of
                         beneficiary. Amounts applied under these options will not be subject to the claims of creditors or to legal process, to the extent permitted by law.

--------------------------------------------------------------------------------

OTHER IMPORTANT          YOUR  CONTRACT  WITH  US.  This   policy  is issued  in
INFORMATION              consideration of payment of the initial premium payment
                         shown in the Policy Information section.

                         This policy, and the attached copy of the initial application and all subsequent applications to change this policy, and all additional Policy Information sections added to this policy, make up the entire contract. The rights conferred by this policy are in addition to those provided by applicable Federal and State laws and regulations.

                         Only our Chairman of the Board, our President or one of our Vice Presidents can modify this contract or waive any of our rights or requirements under it. The person making these changes must put them in writing and sign them.

                         POLICY CHANGES--APPLICABLE TAX LAW. For you and the beneficiary to receive the tax treatment accorded to life insurance under Federal law, this policy must qualify initially and continue to qualify as life insurance under the Internal Revenue Code or successor law. Therefore, to assure this qualification for you we have reserved earlier in this policy the right to decline to accept premium payments, to decline to change death benefit options, or to decline to make partial withdrawals that would cause this policy to fail to qualify as life insurance under applicable tax law as interpreted by us. Further, we reserve the right to make changes in this policy or its riders (for example, in the percentages on Page 6) or to require additional premium payments or to make distributions from this policy to the extent we deem it necessary to continue to qualify this policy as life insurance. Any such changes will apply uniformly to all policies that are affected. You will be given advance written notice of such changes.

                         CHANGES IN POLICY COST FACTORS. Changes in policy cost factors (interest rates we credit, cost of insurance deductions, and expense charges) will be by class and based upon changes in future expectations for such elements as: investment earnings, mortality, persistency, expense and taxes. Any change in policy cost factors will be determined in accordance with procedures and standards on file, if required, with the insurance supervisory official of the jurisdiction in which this policy is delivered.

                         WHEN THE POLICY IS INCONTESTABLE. We have the right to contest the validity of this policy based on material misstatements made in the initial application for this policy. We also have the right to contest the validity of any policy change based on material misstatements made in any application for that change. However, we will not contest the validity of this policy after it has been in effect during the lifetime of the insured person for two years from the Date of Issue shown in the Policy Information section. We will not contest any policy change that requires


88-300-19                         Page 19

OTHER IMPORTANT          evidence of insurability,  or any reinstatement of this
INFORMATION (continued)  policy,  after the change or reinstatement  has been in effect for two years during the insured person's lifetime.

                         No statement shall be used to contest a claim unless contained in an application.

                         All   statements    made   in   an   application    are
                         representations and not warranties.

                         See any additional benefit riders for modifications of this provision that apply to them.

                         WHAT IF AGE OR SEX HAS BEEN MISSTATED? If the insured person's age or sex has been misstated on any application, the death benefit and any benefits provided by riders to this policy shall be those which would be purchased by the most recent deduction for the cost of insurance, and the cost of any benefits provided by riders, at the correct age and sex.

                         HOW THE SUICIDE EXCLUSION AFFECTS BENEFITS. If the insured person commits suicide (while sane or insane) within two years after the Date of Issue shown in the Policy Information section, our liability will be limited to the payment of a single sum. This sum will be equal to the premiums paid, minus any loan and loan interest and minus any partial withdrawal of the Net Cash Surrender Value. If the insured person commits suicide (while sane or insane) within two years after the effective date of a change that you asked for that increases the death benefit, then our liability as to the increase in amount will be limited to the payment of a single sum equal to the monthly cost of insurance deductions made for such increase. This will include the expense charge deducted for the increase (see Page
                         7).

                         HOW WE MEASURE POLICY PERIODS AND ANNIVERSARIES. We measure policy years, policy months, and policy anniversaries from the Register Date shown in the Policy Information section. Each policy month begins on the same day in each calendar month as the day of the month in the Register Date.

                         HOW, WHEN AND WHAT WE MAY DEFER. We may not be able to obtain the value of the assets of the investment divisions of our SA if: (1) the New York Stock Exchange is closed; or (2) the Securities and Exchange Commission requires trading to be restricted or declares an emergency. During such times, as to amounts allocated to the investment divisions of our SA, we may defer:

                         1. Determination  and  payment  of Net  Cash  Surrender
                            Value withdrawals;

                         2. Determination  and  payment of any death  benefit in
                            excess of the Face Amount of Insurance;

                         3. Payment of loans;

                         4. Determination  of the unit values of the  investment
                            divisions of our SA; and

                         5. Any requested transfer.



88-300-19                         Page 20

OTHER IMPORTANT          As to  amounts  allocated  to our  GID,  we  may  defer
INFORMATION (continued)  payment of any Net Cash Surrender  Value  withdrawal or loan amount for up to six months after we receive a request for it. We will allow interest, at a rate of at least 3% a year, on any Net Cash Surrender Value payment derived from our GID that we defer for 30 days or more.

                         THE BASIS WE USE FOR COMPUTATION. We provide Cash Surrender Values that are at least equal to or more than those required by law. If required to do so, we have filed with the insurance supervisory official of the jurisdiction in which this policy is delivered a detailed statement of our method of computing such values. We compute reserves under this policy by the Commissioners Reserve Valuation Method.

                         We base minimum cash surrender values and reserves on the "Commissioners 1980 Standard Ordinary Male and Female Mortality Tables." We also use these tables as the basis for determining maximum insurance costs, taking account of sex, attained age and rating class of the insured person. We use interest compounded annually at 4-1/2%.

                         POLICY ILLUSTRATIONS. Upon request we will give you an illustration of the future benefits under this policy based upon both guaranteed and current cost factor assumptions. However, if you ask us to do this more than once in any policy year, we reserve the right to charge you a fee for this service.

                         POLICY CHANGES. You may change this policy to another available plan of insurance or add additional benefit riders or make other changes, subject to our rules at the time of change.












88-300-21                                   Page 21

                        TABLE OF GUARANTEED PAYMENTS
                  (MINIMUM AMOUNT FOR EACH $1,000 APPLIED)


                 OPTION 2A                                            OPTION 3

        FIXED PERIOD INSTALLMENTS                               MONTHLY LIFE INCOME
        -------------------------                               -------------------

   Number                                         10 YEARS CERTAIN   20 YEARS CERTAIN   REFUND CERTAIN
  of Years      Monthly        Annual             ----------------   ----------------   --------------
Installments  Installment    Installment    AGE    Male   Female      Male   Female      Male   Female
------------  -----------    -----------    ---    ----   ------      ----   ------      ----   ------

     1          $84.70       $1,000.00      50    $4.50   $3.96      $4.27   $3.89      $4.28   $3.87
     2           43.08          508.60      51     4.58    4.02       4.32    3.94       4.35    3.93
     3           29.21          344.86      52     4.67    4.09       4.38    4.00       4.42    3.99
     4           22.28          263.04      53     4.75    4.16       4.44    4.06       4.50    4.05
     5           18.12          213.99      54     4.85    4.24       4.50    4.12       4.58    4.11

     6           15.36          181.32      55     4.94    4.32       4.56    4.18       4.66    4.18
     7           13.38          158.01      56     5.04    4.40       4.62    4.24       4.74    4.25
     8           11.91          140.56      57     5.15    4.49       4.68    4.31       4.83    4.33
     9           10.76          127.00      58     5.26    4.58       4.74    4.38       4.93    4.41
    10            9.84          116.18      59     5.37    4.68       4.81    4.45       5.03    4.49

    11            9.09          107.34      60     5.49    4.78       4.86    4.52       5.13    4.58
    12            8.47           99.98      61     5.62    4.89       4.92    4.59       5.24    4.67
    13            7.94           93.78      62     5.75    5.00       4.98    4.66       5.35    4.77
    14            7.49           88.47      63     5.88    5.12       5.04    4.73       5.48    4.88
    15            7.11           83.89      64     6.03    5.25       5.09    4.80       5.60    4.99

    16            6.77           79.89      65     6.17    5.39       5.14    4.88       5.74    5.10
    17            6.47           76.37      66     6.32    5.53       5.19    4.95       5.88    5.22
    18            6.20           73.25      67     6.48    5.68       5.24    5.01       6.03    5.35
    19            5.97           70.47      68     6.64    5.83       5.28    5.08       6.18    5.49
    20            5.76           67.98      69     6.80    6.00       5.32    5.14       6.35    5.64

    21            5.57           65.74      70     6.97    6.17       5.35    5.20       6.53    5.79
    22            5.40           63.70      71     7.15    6.34       5.38    5.26       6.71    5.96
    23            5.24           61.85      72     7.32    6.53       5.41    5.30       6.91    6.13
    24            5.10           60.17      73     7.50    6.72       5.43    5.35       7.12    6.32
    25            4.97           58.62      74     7.67    6.92       5.45    5.38       7.34    6.52

    26            4.84           57.20      75     7.85    7.12       5.47    5.42       7.58    6.73
    27            4.73           55.90      76     8.02    7.32       5.48    5.44       7.82    6.96
    28            4.63           54.69      77     8.19    7.53       5.49    5.46       8.09    7.21
    29            4.54           53.57      78     8.36    7.75       5.50    5.48       8.38    7.47
    30            4.45           52.53      79     8.52    7.96       5.50    5.49       8.67    7.75

                                            80     8.67    8.16       5.51    5.50       9.00    8.05
                                            81     8.81    8.36       5.51    5.51       9.34    8.39
If installments are paid each 3             82     8.94    8.55       5.51    5.51       9.70    8.73
months, they will  be  25.32% of            83     9.06    8.73       5.51    5.51      10.10    9.12
the annual  installments.  If               84     9.16    8.90       5.51    5.51      10.52    9.53
they are  paid  each 6  months,             85 &   9.26    9.05       5.51    5.51      10.96    9.97
they will  be 50.43% of  the                over
annual installments.
                                          Amounts  for  Monthly  Life Income are
                                          based  on age  nearest  birthday  when
                                          income  starts.  Amounts  for ages not
                                          shown will be furnished on request.

88-300-21                         Page 22

   PART 1 OF AN APPLICATION FOR INDIVIDUAL VARIABLE LIFE INSURANCE TO   |_| JUV
         EQUITABLE VARIABLE LIFE INSURANCE COMPANY (EQUITABLE VARIABLE) |_| OPAI
--------------------------------------------------------------------------------
1.   PROPOSED INSURED  a. Print name as it is to appear on policy.

     First  Richard         Middle Initial  J.  Last  Roe
     ---------------------------------------------------------------------------
     b. |x| Mr.  |_| Miss  |_| Mrs.  |_| Ms.  |_| Other Title ------------------
     c. List all current occupations -- Give Title(s) and Duties
               Real Estate Salesman
        ------------------------------------------------------------------------
        ------------------------------------------------------------------------
        ------------------------------------------------------------------------
     d.   Date of birth: Mo. July    Day   1    Yr. 1953
                         -------------------------------------------------------
     e.   Age Nearest Birthday:  35
                                ------------------------------------------------
     f.   Place of Birth:  State of New York
                                   ---------------------------------------------
     g.   Residence:  State of New York
                               -------------------------------------------------
     h.   |x| Male       |_| Female

2.   PLAN                                                    INITIAL FACE AMOUNT

     Flexible Premium Variable Life Policy                     $   50,000
     If Flexible Premium (FPVLI), will the Death Benefit include
     the value of the Policy Account?      |x| No (Option A)  |_| Yes (Option B)
                         *INITIAL ALLOCATION TO             FOR         FOR
                         INVESTMENT OPTIONS              PREMIUMS    DEDUCTIONS
                       (WHOLE PERCENTAGES ONLY)         (ALL PLANS) (FPVLI ONLY)
                            Guaranteed Interest             50%          50%
                                   Common Stock         ---------    ---------
                                   Money Market         ---------    ---------
                                       Balanced         ---------    ---------
                               Aggressive Stock            50%          50%
                       -------------------------        ---------    ---------
                       -------------------------        ---------    ---------
                       -------------------------        ---------    ---------
                       -------------------------        ---------    ---------
                       -------------------------           100%         100%

3.   OPTIONAL BENEFITS (Not available on single premium policies)
     |_| Accidental Death Benefit* (Specify amount):              $-------------
     |_| Option to Purchase Add'l Ins. (Issue ages to 37 only):   $-------------
     |_| Disability Premium Waiver*   |_| Disability-Waiver Monthly Deductions*
     Term Riders:
       Decreasing Term                                                     per
          |_| Family Income:            ------- Years                $-----month
          |_| Mortgage Protection:      ------- Years  Initial Amt:  $----------
       Renewable Term                                  Yearly  10 Yr.
          |_| On Insured:                               |_|     |_|  $----------
          |_| On Add'l Insured (See page 2):            |_|     |_|  $----------
        |_| Increasing Term
        |_| Children's Term (See page 2):         $---------- Units ------------
     *If Proposed Insured is a Child (Issue Age 0-14) see Limitations on Page 2.
4. BENEFICIARY FOR INSURANCE ON PROPOSED INSURED. Include FULL NAME and RELATION to Proposed Insured.
     ---------------------------------------------------------------------------
                   Margaret H. Roe, Wife
     ---------------------------------------------------------------------------
     Unless, otherwise requested, the contingent beneficiary will be the surviving children of the Insured, in equal shares. If none survive, payment will be made to the Insured's estate THE BENEFICIARY UNDER ANY TERM INSURANCE RIDER on an Additional Insured or on a Child will be as stated in those riders, unless otherwise designated in Special Instructions.

5.   OWNER Owner's Soc. Sec. or Tax No. |0|0|0|0|0|0|0|0|0|_|
     The Owner is |x| Proposed Insured   |_| Applicant for Child (See 10.c.)
     |_| Other (Give Full Name):
     ---------------------------------------------------------------------------
     If "Other," complete the following:
     |_| Mr.   |_| Miss  |_| Mrs.   |_| Ms.   |_| Other Title ------------------
     Relationship to Insured ---------------------------------------------------
     Specify a successor Owner if desired
     ---------------------------------------------------------------------------
     If the Proposed Insured or the Applicant for a Child is not the Owner and if all persons designated die before the Insured, the Owner will be the estate of the last of such persons to die except where the Insured is a Child (see Note in 10. c).
6.   MAILING ADDRESS            |_| Business (Give Full Name)      |x| Residence

     ---------------------------------------------------------------------------
     |1|0|0|_|_|_|_|S|P|E|C|I|M|E|N|_|S|T|_|_|_|_|_|_|_|_|_|_|_|_|
        No.              Street                            Apt.
     |N|E|W|_|Y|O|R|K|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
     |N|E|W|_|Y|O|R|K|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|1|0|0|0|1|
              State                                       Zip

7.   PREMIUM PAYMENT PLAN
a.   If FPVLI complete the following:
     Initial Prem. Payment    $  200.-
     Planned Periodic Prems.  $  200.-
     |_| Do not send premium reminder notices.
b.   For all Plans, check mode:
|_|  Annual         |_| Semi-Annual     |x| Quarterly
|_|  Monthly        |_| System-Matic    (Attach S-M Form)
|_|  Single
|_|  Military Allotment: Branch ------------------------------------------------
                         Register Date -----------------------------------------
|_|  Salary Allotment:   Register Date -----------------------------------------
     Unit Name -----------------------------------------------------------------
     Unit/Sub-Unit No. if established:
     |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
     Divisible by |_| 2  |_| 4  |_| Payroll No. --------------------------------
|_|  Hold Premium $-------------------------------------------------------------
8.   SUITABILITY
a. Have you, the Proposed Insured, and the Purchaser if other than the Proposed Insured received: (i) a Prospectus for the policy applied for?
     |x| Yes |_| No
     Date of Prospectus  SPECIMEN
                         -------------------------------------------------------
     Date of any supplement ----------------------------------------------------
     (ii) a Prospectus for the designated investment company, The Hudson River Fund, Inc.?
                                                            |_| Yes |_| No
     Date of Prospectus --------------------------------------------------------
     Date of any supplement ----------------------------------------------------
     (iii) a Prospectus for the designated investment company, THE HUDSON RIVER TRUST?
                                                            |x| Yes  |_| No
     Date of Prospectus  SPECIMEN
                         -------------------------------------------------------
     Date of any supplement ----------------------------------------------------
b. Do you understand that under the policy applied for (exclusive of any optional benefits) the amount or duration of the death benefit may vary under specified conditions; policy values may increase or decrease in accordance with the investment experience of investment divisions in a Separate Account, and may increase in accordance with the investment experience of the Guaranteed Interest Division (if the policy has a guaranteed minimum death benefit or cash surrender value it is only the amount above such minimum that may increase or decrease); and the amount payable at any Endowment Date is not guaranteed but is dependent on the
     amount then in the Policy Account?   |x| Yes  |_| No
c.   With this in mind,  is the policy in accord with your  insurance objectives
     and your anticipated financial needs?        |x| Yes  |_| No

9.   SPECIAL INSTRUCTIONS
a.   |_| Preliminary Term (PT) period of --------days
         ending ------------- PT Premium $ ----------
                Mo. Day Yr.
b.   |_| Date to save insurance age: -------------------------------------------
c. |_| Check here to request an adjustable policy loan interest rate (if available instead of a fixed rate.
d.   Other:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

EV4-200S                                                                       1

10.  COMPLETE IF PROPOSED INSURED IS A CHILD (ISSUE AGES 0-14).
a.   Will there be more life insurance in effect on the Child than on any older
     child in the family?                                   |_| Yes |_| No
     If yes, explain: ----------------------------------------------------------
     ---------------------------------------------------------------------------
b.   APPLICANT-COMPLETE IF OTHER THAN THE CHILD.
     i.   ----------------------------------------------------------------------
          First Name               Middle Initial                Last Name
     ii.  |_| Mr.   |_| Mrs.  |_| Ms. |_| Miss  |_| Other title ----------------
     iii. Date of Birth ------------------------19------------------------------
                              Month     Day       Year
     iv.  |_| Male  |_| Female
     v.   Relationship to Child: -----------------------------------------------
     vi.  Total Life Insurance now in effect:  $--------------------------------
c. OWNER. If the Applicant is to be the Owner, after the Applicant's death the Child will be the Owner unless otherwise designated in Special Instructions (in any such designation include Owner's FULL NAME, RELATIONSHIP to Child, and Social Security or Tax Number).
     NOTE: Consider designating an adult secondary Owner to reduce the chance of a minor Child becoming the Owner. If all persons designated die before the Child, the Owner will be the Child.
d.   OPTIONAL BENEFIT ON APPLICANT.
     |_|  Supplemental Protective Benefit.  Give Applicant's:
     i.  Age Nearest          ii.  Place of
     Birthday -------------        Birth --------------------
                                             State
     iii. Height ------------Ft. ------- In.   Weight --------------------------
     iv.  Occupations - Give Title(s) and Duties: ------------------------------
     ---------------------------------------------------------------------------
     ALSO ANSWER QUESTIONS ON PAGE 3 AS TO APPLICANT.
e.   LIMITATIONS ON CHILD'S ADB AND DPW BENEFITS.
     If the Accidental Death Benefit is applied for on the Child, the benefit is payable only if the Child dies after the Child's first birthday.
     If the Disability Premium Waiver Benefit is applied for on the Child, the benefit is effective only if the Child becomes totally disabled on or after the Child's 5th birthday.
--------------------------------------------------------------------------------

11.  COMPLETE FOR CHILDREN'S TERM RIDER.

Give Names of Children below and answer the Questions on page 3 as to each Child.

     CHILDREN PROPOSED FOR INSURANCE:                             DATE OF BIRTH
     NOTE: To be eligible,  children (including stepchildren
     and legally adopted children must not yet have reached
     their 18th  birthday.  Coverage does not begin until a
     child is 15 days old.                                     SEX  MO.  DAY YR.
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          First Name          Middle Initial      Last Name
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12.  COMPLETE FOR RENEWABLE TERM RIDER ON ADDITIONAL INSURED.
Complete below and answer the Questions on page 3 as to the Additional Insured.

PROPOSED ADDITIONAL INSURED
a.   Print name as it is to appear on the Policy.
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     First               Middle Initial      Last
b.   List all current occupations-Give Title(s) and Duties.
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c.   Date of Birth:  Mo.-------------Day ------------ Yr. 19--------------------
d.   Age Nearest Birthday ------------------------------------------------------
e.   Place of Birth:  State of -------------------------------------------------
f.   Residence:  State of ------------------------------------------------------
g.   |_| Male   |_| Female
h.    Owner's Relationship to Additional Insured: ------------------------------
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13.  COMPLETE IF USING EXISTING OPTION TO PURCHASE INSURANCE.

 i.  Existing Individual Policy No. --------------------------------------------
ii.  Option Date --------------- iii.  Option Amount $ -------------------------
iv.  |_| Regualr Option or
     |_| Option on Birth or Adoption
         Child's Name ----------------------------------------------------------
         Date of Birth or Adoption ---------------------------------------------
 v. If applying for Disability Premium Waiver, is Proposed Insured now totally disabled as defined in the Disability Premium Waiver provision of the above
     policy?                                           |_| Yes  |_| No

This application is made under a provision in the indicated existing policy permitting the purchase of indivdual life insurance (the "Option Provision").

If this application is made within the time allowed and in accordance with the other terms in the Option Provision, including timely payment of the full first premium for the option insurance, then the option insurance shall take effect upon the terms of the policy Equitable Variable would issue. Otherwise, the option insurance shall not take effect.


Answer the Questions on page 3 only if evidence of insurability is required in connection with an optional benefit or any excess of the insurance amount applied for over the insurance amount permitted by the Option Provision (the option insurance).

EV4-200S                                               NO. A 000020            2

OTHER INFORMATION--HAS ANY PERSON PROPOSED FOR INSURANCE:

14.a.Ever had a driver's license suspended or revoked, or within the last three years been convicted of two or more moving violations or driving under the influence of alcohol or drugs? (Give full details -- including dates, types of
violation, and reason for license suspension or revocation.)     |_| Yes |x| No
b.   Any plan to travel or reside outside the U.S.?
(Give full details.)                                             |_| Yes |x| No
c.   Any other life insurance now in effect or application
now pending? (State companies and amounts.)                      |_| Yes |x| No
d.   Smoked cigarettes within the last 12 months?                |_| Yes |x| No

15.a. In the last year flown other than as a passenger or plan to do so?
                                                                 |_| Yes |x| No
If yes: Total flying time at pesent --------------------------------------Hours;
Last 12 mos. ------------Hours;  Next 12 mos. -----------------------Est. Hours.
(Complete Aviation Supplement for pilot instruction; competitive, test, stunt or military flying; or crop dusting.)
b. Engaged within the last year, or any plan to engage in motor racing on hand or water, underwater diving, ballooning, hanggliding or parachuting? (If yes,
complete Avocation Supplement.)                                  |_| Yes |x| No
c. Ever had an application for life or death insurance declined, that required an extra premium or was otherwise modified? (Give full details.) |_| Yes |x| No
d. Replace or changed any existing insurance or annuity (or any plan to do so) assuming the insurance applied for will be issued? (State companies, plans and amounts.) |_| Yes |x| No

ANSWER QUESTIONS 16, 17 AND 18 ONLY IF NON-MEDICAL.
16.  Proposed Insured:   Height  5   Ft. 10 In.   Weight 165 lbs.
     Additional Insured: Height ---- Ft. ---In.   Weight --- lbs.

HAS ANY PERSON PROPOSED FOR INSURANCE:
17A. Ever been treated for or had any indication of heart trouble, stroke, high, blood pressure, chest pain, diabetes, tumor or cancer? (Give full details.)
B. In the last 5 years, consulted a physician, or been examined or treated at a hospital or other medical facility? (Include medical check-ups in the last 2 years. Do not include colds, minor virus infections, minor injuries, or normal
pregnancy.) (Give full details.)                                 |_| Yes  |x| No

18A. In the last 10 years used barbiturates,   amphetamines, hallucinatory drugs
or narcotics? (give full details.)                               |_| Yes  |x| No
B. In the last 10 years received  counseling or treatment for the use of alcohol
or drugs? (Give full details.)                                   |_| Yes  |x| No

19. DETAILS. For each yes answer give Question number, name of person(s) affected and full details. For 17 and 18 also include conditions, dates, durations, treatment and results, and names and addresses of physicians and medical facilities.
     No.  Name of Person Affected                      Details
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20. Complete if Initial Premium is Paid Before the Policy is Delivered: Have the
undersigned read and do they agree to the conditions of Equitable Variable's Temporary Insurance Agreement, including (ii) the requirement that all of the condition in that Agreement must be met before any insurance takes effect, and
(ii) the $250,000 insurance amount limitation? |_| Yes |_| No (If "No," a premium may not be paid before the policy is delivered.)
AMOUNT PAID:  $ -----------------. (Draw checks to order of Equitable Variable.)

AGREEMENT. Each signer of this application agrees that:

(1) The statements and answers in all parts of this application are true and complete to the best of my knowledge and belief. Equitable Variable may rely on them in acting on this application.

(2) Equitable Variable's Temporary Insurance Agreement states the conditions that must be met before any insurance takes effect, if the full initial premium for the policy applied for is paid before the policy is delivered.

(3) Except as stated in the Temeporary Insurance Agreement, no insurance shall take effect on this application: (a) until a policy is delivered and the full initial premium for it is paid while the Porposed Insured is living;
     (b) before any Register date specified in this application; and (c) unless to the best of my knowledge and belief the statements and answers in all parts of this application continue to be true and complete, without material change, as of the time such premium is paid.

(4) No agent or medical examiner has authority to modify this Agreement or the Temporary Insurance Agreement, nor to waive any of Equitable Variable's right or requirements. Equitable Variable shall not be bound by any information unless it is stated in application Part 1, 1A or 2.

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Signature of Agent
                         /s/ John Q Agent
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UNDER THE POLICY APPLIED FOR (EXCLUSIVE OF ANY OPTIONAL  BENEFITS) THE AMOUNT OR
DURATION  OF THE DEATH  BENEFIT  MAY VARY UNDER  SPECIFIED  CONDITIONS:   POLICY
VALUES MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF INVESTMENT DIVISIONS IN A SEPARATE ACCOUNT, AND MAY INCREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE GUARANTEED INTEREST DIVISION (IF THE POLICY HAS A GUARANTEED MINIMUM DEATH BENEFIT OR CASH SURRENDER VALUE IT IS ONLY THE AMOUNT ABOVE SUCH MINIMUM THAT MAY INCREASE OR DECREASE); AND THE AMOUNT PAYABLE AT ANY ENDOWMENT DATE IS NOT GUARANTEED BUT IS DEPENDENT ON THE AMOUNT IN THE POLICY ACCOUNT.

Notice: Avaialble on request are illustrations of benenfits, including death benefits, policy values, and cash surrender values.

Dated at   NEW YORK      NY       on  7/15    1988
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              City      State

(X)    RICHARD ROE
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Signature of Proposed  Insured or of  Applicant if Proposed  Insured is a Child,
Issue Age 0-14.

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Signature of Additional Insured if any.

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Signature  of Purchaser if not Proposed  Insured or  Applicant.  (If corp.  show firm's name and signature or authorized officer.)

EV4-200S                                                                      3

[EQUITABLE
VARIABLE LIFE INSURANCE COMPANY LOGO]

A Stock Life Insurance Company
Home Office: 787 Seventh Avenue, New York, New York 10019

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          Flexible Premium Variable Life Insurance Policy. Insurance payable upon death before Final Policy Date. Policy Account payable on Final Policy Date. Adjustable Death Benefit. Premiums may be paid while insured person is living and before the Final Policy Date. Premiums must be sufficient to keep the policy in force. Values provided by this policy are based on declared interest rates, and on the investment experience of the investment divisions of a
          separate   account  which  in  turn  depends  on  the   investment
          performance   of  the   corresponding   portfolios  of  investment
          companies. They are not guaranteed as to dollar amount. Investment options are described on Page 10. This is a non-participating policy.

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    No. 88-300